                                                                 EXHIBIT (C)2(I)

                            SEVERANCE PAY AGREEMENT

     THIS AGREEMENT is entered into as of the 1st day of December, 1995 by and between ("Employee") and Varitronic Systems, Inc., a Minnesota corporation ("VSI").

                                    RECITALS

     WHEREAS, Employee is currently employed by VSI; and

     WHEREAS, by a VSI Compensation Committee resolution dated December 1, 1995, the Board of Directors of VSI has agreed, in light of the importance to VSI of Employee's continued and diligent service, to make severance payments to Employee in the event of the termination of Employee's employment under certain conditions; and

     WHEREAS, Employee and VSI desire to establish the terms of such severance pay;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the recitals stated above and incorporated herein and the mutual promises and covenants made herein, the parties hereby agree as follows:

     1. Severance Pay. (a) In the event of a Change of Control, as defined below:

          (i) if the Employee is not retained or hired by the surviving or acquiring corporation, or, if retained or hired by such corporation, Employee is Involuntarily Terminated, as defined below, within twenty-four
     (24) months, then Employee shall be entitled to severance pay in an amount equal to one and one-half (1 1/2) times Annual Base Salary, as defined below, in effect as of the date of the Change of Control;

          (ii) if the Employee is retained or hired by such corporation but Employee is Constructively Terminated, as defined below, within twenty-four
     (24) months after the Change of Control, Employee shall be entitled to severance pay equal to one and one-half (1 1/2) times Annual Base Salary in effect as of the date of the Change of Control; and

          (iii) if the transaction closes before June 30, 1996 and the Employee elects to voluntarily terminate employment within thirty (30) days after the Change of Control, Employee shall be entitled to severance pay in an amount equal to one (1) times Annual Base Salary in effect as of the date of the Change of Control.

     (b) Employee shall receive the amount of severance pay in one of the two following manners at the election of the Employee made as of the date of this
Agreement:

          (i) A lump sum payment paid thirty (30) days after termination; or

          (ii) Equal monthly payments beginning thirty (30) days after termination and continuing for eighteen (18) months if the Employee is receiving 1.5 times Annual Base Salary; or for twelve (12) months if the Employee is receiving 1 times Annual Base Salary.

It is the intention of the parties that the severance payments under this paragraph shall not constitute "excess parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations thereunder. If the independent accountants acting as auditors for VSI on the date of a Change of Control (or another accounting firm designated by them) determine that the severance payments under this Agreement may constitute "excess parachute payments," the payments shall be reduced to the maximum amount which may be paid without the payments being "excess parachute payments." The determination shall take into account (i) whether the payments are "parachute payments" under Section 280G and, if so, (ii) the amount of payments under the Agreement that constitutes reasonable compensation under Section 280G.

     (c) Employee shall also receive medical coverage, dental coverage and life insurance coverage at the same amounts and level as of the date of employment termination for a period of equal to the period of severance pay specified above. (Subject to payment by the employee of the same portion of the premiums for any such benefits previous paid.)

     (d) For the purposes of this paragraph, a Change of Control is defined to include the following transactions if the then current Board of Directors of VSI determines that such transaction is a Change of Control within the intent of this Agreement: (1) a merger or other combination in which VSI's shareholders own less than a majority of the outstanding stock of the surviving corporation,
(2) a sale of all or substantially all of VSI's assets, or (3) the acquisition of a majority of VSI's outstanding stock by a single person or a group acting in concert.

     (e) For the purposes of this paragraph, "Involuntarily Terminated" is defined to mean termination without Cause, as defined below.

     (f) For the purposes of this paragraph, "Constructively Terminated" is defined as: (1) a reduction in Annual Base Salary of more than 10% when compared with Annual Base Salary in effect immediately prior to the Change of Control;
(2) a significant diminution in authority or responsibility; (3) a requirement to involuntarily relocate more than fifty (50) miles from the Employee's current location; or (4) a significant increase in travel requirement resulting in the Employee being required to travel outside the Twin Cities metropolitan area at least 25% more often than for the comparable period immediately prior to the Change of Control.

     (g) For the purposes of this paragraph, Cause is defined to include, but is not limited to, the following:

          (1) Unreasonable neglect, absenteeism, incompetence, or insubordination;

          (2) Dishonesty, fraud, or breach of trust in connection with the affairs of VSI;

          (3) Conviction of any felony, gross misdemeanor, or misdemeanor, other than a minor traffic offense;

          (4) Death;

          (5) Physical or mental disability of Employee which renders Employee unable to perform the essential functions of Employee's position after reasonable accommodation; or

          (6) Breach of any of the material terms or conditions contained in any employment contract between Employee and VSI.

VSI shall act reasonably and in good faith in determining whether cause exists, and a finding of cause by VSI shall be conclusive for all purposes, precluding any remedy of Employee at law or equity.

     (h) For the purposes of this paragraph, "Annual Base Salary" is defined to mean the base compensation rate of Employee not including incentive compensation or fringe benefits. Fringe benefits shall include medical, life and disability insurance, 401K contributions, current non-cash compensation received by the Employee, and other current fringe benefits provided by VSI to the Employee.

     2. Non-Competition. (a) In consideration for the severance pay provided in
Section 1 above, Employee agrees that during the term this Agreement is in effect, and for a period of eighteen (18) months (or for twelve (12) months if the Employee is receiving one (1) times Annual Base Salary) thereafter, Employee shall not (i) compete with either VSI or the surviving or acquiring corporation in any way which provides a product, process, system or service which is the same as or similar to or competes with, or has a usage allied to, a product, process, system or service of VSI, whether as owner, partner, shareholder, director, officer, employee, or consultant, in the United States or (2) solicit other employees of VSI or the surviving or acquiring corporation to become employed by another employer.

     (b) In the event Employee is offered employment by the acquiring or surviving corporation, but Employee declines to accept such employment, the noncompete agreement described in paragraph (a) above shall apply.

     (c) The parties recognize that money damages would not be an adequate remedy to VSI for breach of the foregoing covenant and agree that in the event of breach of such covenant VSI is entitled to seek additional judicial relief, including, but not limited to, restraining orders, injunctions, and an accounting. Employee agrees to pay all costs of VSI, including reasonable attorneys' fees, incurred in securing enforcement of the foregoing covenant.

     3. Enforcement Costs. Employee and VSI agree to pay all costs of the other, including reasonable attorneys' fees, incurred in securing enforcement of any breach of this Agreement.

     4. Interpretation. This Agreement constitutes the entire agreement between the parties on the subject matter hereof and supersedes any prior oral or written agreements between the parties. This Agreement can be modified only by a writing signed by both parties. This Agreement shall be interpreted in accordance with the laws of the State of Minnesota. This Agreement is binding upon, and shall inure to the benefit of, each of the parties and their respective heirs, representatives, successors and assigns.

     5. Venue. Any disputes arising under or related to this Agreement shall be under the sole and exclusive jurisdiction of the Hennepin County State District Court located in Minneapolis, Minnesota.


--------------------------------------------    VARITRONIC SYSTEMS, INC.
Employee                                        By
                                                    -----------------------------------------
                                                Its
                                                    -----------------------------------------

                                                                EXHIBIT (C)2(II)

                            SEVERANCE PAY AGREEMENT

     THIS AGREEMENT is entered into as of the 1st day of December, 1995 by and between Jody Grams ("Employee") and Varitronic Systems, Inc., a Minnesota corporation ("VSI").

                                    RECITALS

     WHEREAS, Employee is currently employed by VSI; and

     WHEREAS, by a VSI Compensation Committee resolution dated December 1, 1995, the Board of Directors of VSI has agreed, in light of the importance to VSI of Employee's continued and diligent service, to make severance payments to Employee in the event of the termination of Employee's employment under certain conditions; and

     WHEREAS, Employee and VSI desire to establish the terms of such severance pay;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the recitals stated above and incorporated herein and the mutual promises and covenants made herein, the parties hereby agree as follows:

     1. Severance Pay. (a) In the event of a Change of Control, as defined below:

          (i) if the Employee is not retained or hired by the surviving or acquiring corporation, or, if retained or hired by such corporation, Employee is involuntarily terminated within twenty-four (24) months, then Employee shall be entitled to severance pay in an amount equal to one
     (1) time annual base salary calculated as of the time of the Change of Control; or

          (ii) if the Employee is retained or hired by such corporation and such Employee is Constructively Terminated, as defined below, within twenty-four
     (24) months after the Change of Control, Employee shall be entitled to severance pay equal to three-quarters (.75) times annual base salary calculated as of the time of the Change of Control.

     (b) Employee shall receive the amount of severance pay in one of the two following manners at the election of the Employee made as of the date of this
Agreement:

          (i) A lump sum payment paid thirty (30) days after termination; or

          (ii) Equal monthly payments beginning thirty (30) days after termination and continuing for 12 months if the Employee is receiving 1 times annual base salary or 9 months if the Employee is receiving .75 times annual base salary.

It is the intention of the parties that the severance payments under this Section shall not constitute "excess parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations thereunder. If the independent accountants acting as auditors for VSI on the date of a Change of Control (or another accounting firm designated by them) determine that the severance payments under this Agreement may constitute "excess parachute payments," the payments may be reduced to the maximum amount which may be paid without the payments being "excess parachute payments." The determination shall take into account (i) whether the payments are "parachute payments" under Section 280G and, if so, (ii) the amount of payments under the Agreement that constitutes reasonable compensation under Section 280G.

     (c) Employee shall also receive medical coverage, dental coverage and life insurance coverage at the same amounts and level as of the date of employment termination for a period equal to the period of severance pay specified above. (Subject to payment by the employee of the same portion of the premiums for any such benefits previous paid.)

     (d) For the purposes of this paragraph, a Change of Control is defined to include the following transactions if the then current Board of Directors of VSI determines that such transaction is a Change of Control within the intent of this Agreement: (1) a merger or other combination in which VSI's shareholders own less than a majority of the outstanding stock of the surviving corporation,
(2) a sale of all or substantially all of VSI's assets, or (3) the acquisition of a majority of VSI's outstanding stock by a single person or a group acting in concert.

     (e) For the purposes of this paragraph, "Involuntarily Terminated" is defined to mean termination without Cause, as defined below.

     (f) For the purposes of this paragraph, "Constructively Terminated" is defined as: (1) a reduction in Annual Base Salary of more than 10% when compared with Annual Base Salary in effect immediately prior to the Change of Control;
(2) a significant diminution in authority or responsibility; (3) a requirement to involuntarily relocate more than fifty (50) miles from the Employee's current location; or (4) a significant increase in travel requirement resulting in the Employee being required to travel outside the Twin Cities metropolitan area at least 25% more often than for the comparable period immediately prior to the Change of Control.

     (g) For the purposes of this paragraph, Cause is defined to include, but is not limited to, the following:

          (1) Unreasonable neglect, absenteeism, incompetence, or insubordination;

          (2) Dishonesty, fraud, or breach of trust in connection with the affairs of VSI;

          (3) Conviction of any felony, gross misdemeanor, or misdemeanor, other than a minor traffic offense;

        (4) Death;

          (5) Physical or mental disability of Employee which renders Employee unable to perform the essential functions of Employee's position after reasonable accommodation; or

          (6) Breach of any of the material terms or conditions contained in any employment contract between Employee and VSI.

VSI shall act reasonably and in good faith in determining whether cause exists, and a finding of cause by VSI shall be conclusive for all purposes, precluding any remedy of Employee at law or equity.

     (h) For the purposes of this paragraph, "Annual Base Salary" is defined to mean the base compensation rate of Employee not including incentive compensation or fringe benefits. Fringe benefits shall include medical, life and disability insurance, 401K contributions, current non-cash compensation received by the Employee, and other current fringe benefits provided by VSI to the Employee.

     2. Non-Competition. (a) In consideration for the severance pay provided in
Section 1 above, Employee agrees that during the term this Agreement is in effect, and for a period of one (1) year (or for nine (9) months if the Employee is receiving three-quarters times annual base salary) thereafter, Employee shall not (i) compete with either VSI or the surviving or acquiring corporation in any way which provides a product, process, system or service which is the same as or similar to or competes with, or has a usage allied to, a product, process, system or service of VSI, whether as owner, partner, shareholder, director, officer, employee, or consultant, in the United States or (ii) solicit other employees of VSI or the surviving or acquiring corporation to become employed by another employer.

     (b) In the event Employee is offered employment by the acquiring or surviving corporation, but Employee declines to accept such employment, the noncompete agreement described in paragraph (a) above shall apply.

     (c) The parties recognize that money damages would not be an adequate remedy to VSI for breach of the foregoing covenant and agree that in the event of breach of such covenant VSI is entitled to seek additional judicial relief, including, but not limited to, restraining orders, injunctions, and an accounting.

Employee agrees to pay all costs of VSI, including reasonable attorneys' fees, incurred in securing enforcement of the foregoing covenant.

     3. Interpretation. This Agreement constitutes the entire agreement between the parties on the subject matter hereof and supersedes any prior oral or written agreements between the parties. This Agreement can be modified only by a writing signed by both parties. This Agreement shall be interpreted in accordance with the laws of the State of Minnesota. This Agreement is binding upon, and shall inure to the benefit of, each of their parties and their respective heirs, representatives, successors and assigns.

     4. Venue. Any disputes arising under or related to this Agreement shall be under the sole and exclusive jurisdiction of the Hennepin County State District Court located in Minneapolis, Minnesota.

---------------------------------------------     VARITRONIC SYSTEMS, INC.
Employee
                                                  By
                                                  ---------------------------------------------
                                                  Its
                                                  ---------------------------------------------

                                        3